Exhibit 99.1

NEWS RELEASE

SILICON LABS TO ACQUIRE ENERGY MICRO, A LEADER IN LOW POWER ARM CORTEX-BASED MICROCONTROLLERS AND RADIOS

— Companies’ Combined Portfolios Enable the Internet of Things, Smart Energy and Portable Electronics —

AUSTIN, Texas and OSLO, Norway — June 7, 2013 - Silicon Labs (Nasdaq: SLAB), a leader in high-performance, analog-intensive, mixed-signal ICs, today announced that it has signed a definitive agreement to acquire Energy Micro AS.  Based in Oslo, Norway, the late-stage privately held company offers the industry’s most power-efficient portfolio of 32-bit microcontrollers (MCUs) and is developing multi-protocol wireless RF solutions based on the industry-leading ARM® Cortex-M architecture. Energy Micro’s energy-friendly MCU and radio solutions are designed to enable a broad range of power-sensitive applications for the Internet of Things (IoT), smart energy, home automation, security and portable electronics markets.

This strategic acquisition accelerates Silicon Labs’ growth opportunities and positions the company as the foremost innovator in energy-friendly embedded solutions. The growth of the IoT market, coupled with continued deployment of smart grid and smart energy infrastructure, is driving strong demand for energy-efficient processing and wireless connectivity technology to enable connected devices in which low-power capabilities are increasingly important. Industry experts predict that the number of connected devices for the IoT will top 15 billion nodes by 2015 and reach 50 billion nodes by 2020.

Energy Micro’s portfolio complements Silicon Labs’ 32-bit Precision32™ MCU, Ember® ZigBee® and sub-GHz wireless products and targets a growing embedded market. The acquisition greatly expands Silicon Labs’ MCU portfolio, adding nearly 250 ARM-based EFM32 Gecko MCU products ranging from extreme-low-power, small-footprint MCUs based on the ARM Cortex-M0+ core  to higher-performance, energy-friendly MCUs powered by the Cortex-M4 core capable of DSP and floating-point operations. The acquisition is expected to enhance Silicon Labs’ radio portfolio with the addition of Energy Micro’s ultra-low-power EFR Draco radio products. These versatile wireless transceivers and system-on-chip (SoC) devices will support frequency bands ranging from sub-GHz to 2.4 GHz and multiple standard and proprietary protocols including Bluetooth Low Energy (LE), 6LoWPAN, ZigBee, RF4CE, 802.15.4(g), KNX, ANT+ and additional protocols.

Silicon Labs Acquires Energy Micro - Page 2

“Silicon Labs and Energy Micro share a complementary vision of a greener, smarter, wirelessly connected world, and the foundation for this combined vision is ultra-low-power technology enabled by each company’s innovative mixed-signal design,” said Tyson Tuttle, president and CEO of Silicon Labs. “This acquisition combines two proven leaders in nano-power MCU and wireless SoC design into a formidable force that will accelerate the deployment of energy-friendly solutions across the Internet of Things and smart energy industries.”

The company expects the addition of Energy Micro’s EFM32 Gecko MCUs and EFR Draco Radios, ultra-low-power technology expertise, energy-aware Simplicity development tools, and world-class design and applications teams will drive the rapid expansion of its Broad-based business. Silicon Labs intends to apply these complementary embedded technology platforms and expertise to enable the industry’s most energy-efficient solutions for the burgeoning IoT and smart energy markets, as well as the proliferation of battery-powered portable electronics devices. In addition, both companies’ 32-bit MCU and wireless products leverage the same ARM Cortex-M architecture, which is expected to accelerate the combined roadmap and support rapid adoption among the existing customer base.

“The Energy Micro team is excited to join Silicon Labs,” said Geir Førre, president and CEO of Energy Micro, who after the closing, is expected to become vice president and general manager of Silicon Lab’s Energy-Friendly Microcontroller and Radio business unit, based in Oslo. “Silicon Labs’ excellent resources and technology will help the combined company develop new products and gain market share more quickly. The combination of our broad portfolios of energy-friendly MCU, radio, wireless connectivity and sensing solutions will redefine ‘ultra-low power’ for the embedded industry. Our unified solutions will give customers a large choice of 32-bit microcontroller and sub-GHz, ZigBee and Bluetooth LE connectivity options based on the most energy-efficient ARM platforms in the industry,” he said.

Silicon Labs Acquires Energy Micro - Page 3

Terms and Guidance

Under the agreement, the shareholders of Energy Micro will receive an up-front payment of $115 million in cash, plus approximately $55 million in deferred and earn-out consideration.  The acquisition is being funded from balance sheet cash resources and will require no borrowing. Energy Micro is expected to contribute approximately $7 million in revenue in the second half of 2013. Anticipated growth is expected to allow the transaction to be accretive on a non-GAAP basis by the end of 2014. The boards of each company have approved the acquisition, which awaits the satisfaction of customary closing conditions. The deal is expected to close in July 2013.  Additional financial details and guidance will be provided in the Silicon Labs’ second quarter earnings call planned for July 25, 2013.

Conference Call

Silicon Labs will be hosting a conference call to discuss the acquisition today, June 7 at 7:30 am Central time. Participants can access the webcast from the Investor Relations section of the company website at www.silabs.com.

A replay will be available after the call on the investor page of the website listed above or by calling (855) 859-2056 or (404) 537-3406 (international) and entering passcode 88866324. The replay will be available through June 21, 2013.

About Energy Micro

Energy Micro, based in Oslo Norway, develops and markets the world’s most energy-friendly microcontroller and radio products based on ARM Cortex-M processor cores. Consuming a quarter of the energy of competing products, the company’s award-winning EFM32 Gecko MCUs and EFR4 Draco radios target energy-sensitive applications across the embedded industry and are supported by Energy Micro’s developer-friendly Simplicity Studio, which can reduce embedded system development times by a half. The company was founded in 2007 by experienced semiconductor professionals with previous expertise from Chipcon, Texas Instruments, Atmel and Nordic Semiconductor. Energy Micro is backed by leading Nordic investors Northzone Ventures and Investinor. For more information about Energy Micro, visit www.energymicro.com.

Silicon Labs Acquires Energy Micro - Page 4

About Silicon Labs

Silicon Labs is an industry leader in the innovation of high-performance, analog-intensive, mixed-signal ICs. Developed by a world-class engineering team with unsurpassed expertise in mixed-signal design, Silicon Labs’ diverse portfolio of patented semiconductor solutions offers customers significant advantages in performance, size and power consumption. For more information about Silicon Labs, please visit www.silabs.com.

Cautionary Language

This press release contains forward-looking statements based on Silicon Labs’ current expectations. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “project,” “will,” “expanding,” “growing,” and similar phrases as they relate to Silicon Labs or Energy Micro are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Labs and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks related to the successful completion of the development and implementation of Energy Micro’s technology, risks that the acquisition may not yield the expected benefits due to the failure to properly integrate the acquired business and employees; risks that the acquired business’ products and processes under development may fail to achieve market acceptance; risks of disputes regarding the acquired business and intellectual property; risks that the performance of Silicon Labs’ existing business may not offset the dilutive effects of the acquisition; risks associated with the competitive and cyclical nature of the semiconductor industry and other factors that are detailed in Silicon Labs’ filings with the SEC. Silicon Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Silicon Labs Acquires Energy Micro - Page 5

Note to editors: Silicon Laboratories, Silicon Labs and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACTS:

Investor Relations:

Deborah Stapleton (650) 815-1239, deb@stapleton.com

Trade Press:

Susan Nayak  (512) 532-5318, susan.nayak@silabs.com

# # #